Confidential Presentation to the Special Committee of the Board of Directors
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ASSUMPTIONS AND QUALIFICATIONS
These materials are provided for the information of the Special Committee of the Board of Directors of CKX, Inc. (“CKX” or the “Company”) by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) in connection with the Special Committee’s consideration of a potential transaction involving the Company or its affiliates (the “Proposed Transaction”). These materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context.
These materials are provided on a confidential basis solely for the information of the Special Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to unless disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to in its entirety and the content of any description (including, without limitation, any reference to Houlihan Lokey (or Houlihan Lokey’s affiliate, Houlihan Lokey Howard & Zukin Capital, Inc. (“HLHZC”)), the Company’s (or the Special Committee’s) engagement of HLHZC, the services provided by Houlihan Lokey (or HLHZC) or of any opinion rendered by Houlihan Lokey (or HLHZC) shall be accurate and complete and the Company shall allow HLHZC (or Houlihan Lokey) reasonable time and opportunity to review and comment upon any such inclusion or description. Notwithstanding the foregoing, Houlihan Lokey imposes no restrictions on the disclosure by the Company (including its employees, representatives and agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Houlihan Lokey to the Company. Any discussion in these materials regarding any U.S. federal tax matter is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any penalties. Any such discussion was written to support the marketing or promotion of the transaction(s) or matters(s) to which the discussion relates. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Houlihan Lokey is not an expert on, and nothing contained herein should be construed as advice with regard to, legal, accounting, regulatory, insurance or tax matters.
These materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date of these materials. Houlihan Lokey undertakes no obligation to update, revise or reaffirm these materials. These materials are not intended to provide the sole basis for evaluation of the Proposed Transaction, do not purport to contain all information that may be required and should not be considered a recommendation with respect to the Proposed Transaction. These materials do not constitute an opinion with respect to the Proposed Transaction, nor a recommendation to any security holder of the Company or any other person as to how such person should vote or act with respect to the Proposed Transaction. The preparation of these materials involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, are not readily susceptible to summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Thus, the analyses contained in these materials must be considered as a whole. Selecting portions of the analyses, without considering all analyses, could create an incomplete view. Estimates of value contained in the analyses are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In preparing these materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Proposed Transaction.
All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected herein have been prepared by the management or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from public sources, which involve numerous and significant subjective determinations made by the management or which such management has reviewed and found reasonable. The budgets and projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. We have assumed that such budgets and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates). Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to it or obtained from public sources without assuming any responsibility for independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, we have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or any other participant in the Proposed Transaction since the date of the most recent financial statements provided to us, and that the final forms of any draft documents reviewed by us will not differ in any material respect from such draft documents.
The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Proposed Transaction and their respective affiliates or any currency or commodity that may be involved in the Proposed Transaction. Houlihan Lokey and its affiliates have in the past provided, are currently providing, and in the future may provide, investment banking, financial advisory and other financial services to the Company for which Houlihan Lokey and such affiliates have received, and expect to receive, compensation, including, among other things, have rendered a solvency opinion to the Company in connection with certain transactions described herein.

Table of Contents
Tab Executive Summary 1
Fairness Analysis 2
Valuation of CKX 3
Market Multiple Methodology Comparable Transaction Methodology Discounted Cash Flow Approach Public Price Approach Valuation of License Agreements 4

Executive Summary

Executive Summary
SUMMARY OF PRIOR EVENTS
On June 1, 2007 CKX, Inc. (the “Company”) entered into a series of transactions pursuant to which:
the Company purchased a 50 percent interest in FX Luxury Realty, LLC (“FX Luxury”) for cash consideration of $100 million (the “FX Luxury Investment”), and, in connection with the FX Luxury Investment, the Company’s majority-owned subsidiaries Elvis Presley Enterprises, Inc. (“EPE”) and Muhammad Ali Enterprises, LLC (“MAE”), entered into license agreements with FX Luxury. These transactions have closed.
19X, Inc. (the “Acquiror”), 19X Acquisition Corp., a wholly-owned subsidiary of the Acquiror (“Sub”), and CKX, Inc. entered into a merger agreement (the “Original Agreement”) pursuant to which, among other things, Sub merged with and into the Company (the “Original Transaction”) and that, in connection with the Original Transaction, each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) be converted into the right to receive $13.75 in cash (the “Original Consideration”). The Acquiror is owned by the majority stockholder and CEO of the Company, Robert Sillerman (“RFXS”), and the Chief Executive Officer of the Company’s subsidiary, 19 Entertainment Limited, and a director and member of the Office of the Chair, Simon Fuller (together with Acquiror and their respective affiliates, and any other stockholder of the Company acting in a group in connection with the Original Transaction, collectively “Excluded Persons”).
The Original Agreement requires a stockholder vote and provides that CKX would be able to terminate the Original Agreement and enter into an alternative agreement during a 45-day “go-shop” period, only if the alternative agreement constituted (as opposed to is reasonably expected to result in a) “superior proposal”. No superior proposals were submitted during the 45-day go-shop period.

SUMMARY OF PRIOR EVENTS (CONTINUED)
Under the Original Agreement, the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock would be converted into the right to receive their respective liquidation preferences, as contemplated by the terms of the Company’s Certificate of Incorporation or remain outstanding with terms identical to their existing terms.
Under the Original Agreement, the Acquiror is required to pay CKX a termination fee of $37 million if the Original Agreement is terminated due to: failure to consummate the merger within 270 days of signing of the Original Agreement due to the failure of 19X Acquisition Corp. to raise the financing required to consummate the Original Transaction; if 19X Acquisition Corp. or its parent effects a breach of any representation, warranty or covenant that is not capable of being satisfied by 270 days from the signing of the agreement; or there is a material breach in the management cooperation agreement by RFXS or any affiliates.
On June 18, 2007, the Company transferred and assigned a 9.5% common membership interest in FX Luxury to CKX FXLR Stockholder Distribution Trust I (“Distribution I”), a grantor trust formed for the benefit of certain named CKX stockholders. Simultaneous to the transfer and assignment to Distribution Trust I, CKX contributed a 15.5% common membership interest in FX Luxury to FX Real Estate and Entertainment Inc. (“FXRE”) in exchange for FXRE common stock and immediately transferred and assigned the FXRE common stock to CKX FXLR Stockholder Distribution Trust II (“Distribution II”) for the benefit of CKX common stockholders. In addition, the membership interest transferred to Distribution I will be contributed to FXRE in exchange for 9.5% of the common stock of FXRE. These transfers represent, in the aggregate, a 25% common membership interest in FX Luxury and 50% of CKX’s ownership interest in FX Luxury. FXRE’s only asset in the membership interest is FX Luxury.
On August 24, 2007, FXRE filed a registration statement with the Securities and Exchange Commission (the “FXRE Form S-1”) to register shares of its common stock for distribution to common stockholders of CKX Inc. in connection with Distribution I and Distribution II.

As contemplated by the FXRE Form S-1, CKX stockholders will receive one share of FXRE common stock for every ten shares of CKX common stock owned on the record date for the distribution, which is expected to be ten days after the FXRE Form S-1 is declared effective by the SEC. The distribution of shares of FXRE to CKX common stockholders is expected to occur approximately 20 days after the FXRE Form S-1 is declared effective by the SEC. Based on the August 24 filing, the shares being distributed will represent 25% of the outstanding shares of FXRE.
The distributions to CKX common stockholders are not contingent on the closing of the Original Transaction. It is our understanding that after the distributions, CKX common stockholders will own 25% of FXRE, CKX will own 25% of FXRE and Flag Luxury Properties will own 50% of FXRE.

It is our understanding that the Acquiror and Sub are still attempting to obtain the financing to consummate the Original Transaction and have submitted a proposal of revised deal terms (the “Revised Transaction”) to the Special Committee of the Board of Directors of CKX (the “Special Committee”) as follows:
DISTRIBUTION OF FXRE SHARES
The Company will immediately transfer and assign its remaining 25% interest in FXRE common stock to a trust formed for the benefit of CKX stockholders, which common stock will be distributed to CKX stockholders after the FXRE Form S-1 is declared effective (the “Distribution”) and before the closing of the Revised Transaction.
The FXRE Form S-1 will be amended to include the additional 25% distribution of FXRE common stock to CKX stockholders whereby CKX stockholders will receive two shares (rather than one share) of FXRE common stock for every ten shares of CKX common stock owned on the record date on a post-split adjusted basis.
The Distribution, including the distribution of the additional 25% of FXRE common stock, will not be conditioned on the closing of the Original Transaction or the Revised Transaction.

MERGER PRICE ADJUSTMENTS
The Original Agreement will be amended so that the Original Consideration ($13.75 per share) will be adjusted by the amount obtained by multiplying (x) 0.75, by (y) the average trading price of FXRE’s common stock during a to be determined twenty day trading period (the “Measurement Period”); provided, however, that in no event will the merger consideration be adjusted by an amount greater than $2.00 (the “Adjusted Cash Price”). The Measurement Period, which will be determined as soon as possible, will not include the initial twenty days of trading of FXRE’s common stock, and will not include the forty day period immediately prior to the closing of the Revised Transaction.
This adjustment will only take place if FXRE’s common stock is trading during the Measurement Period on a national securities exchange (e.g. NYSE, NASDAQ or AMEX).
In the event that FXRE completes a rights offering at a pre-split adjusted price of $1.00 or greater and for total proceeds of not less than $90 Million (a “Qualifying Rights Offering”), the minimum adjustment of the merger consideration per share will be $0.75, regardless of the trading price during the Measurement Period.

Examples of potential cash purchase price adjustments:
If the average price of FXRE’s common stock during the Measurement Period is $1.50, the merger consideration will be reduced by $1.13 so that each CKX stockholder will receive $12.62 per share in cash at closing. If the average price during the Measurement Period is $0.50 per share, and a Qualifying Rights Offering has not been completed, the reduction would be $0.38 per share so that each CKX stockholder will receive $13.37 per share in cash at closing. If the average price during the Measurement Period is $0.50 per share but a rights offering has been completed at $1.00 per share, the reduction would be $0.75 per share (the minimum upon completion of the rights offering) so that each CKX stockholder will receive $13.00 per share in cash at closing.
If the average price during the Measurement Period is $3.00, the reduction would be $2.00 (the cap) so that each CKX stockholder will receive $11.75 per share in cash in closing. Upon the closing of the Revised Transaction, CKX common stockholders will receive the Adjusted Cash Price and will have previously received the Distribution (collectively, the “Consideration”).
Deadline Extensions
The deadline for providing financing commitment letters will be extended by thirty days. The outside date for closing the Revised Transaction will be extended by a ninety day period. The “go-shop” period will be re-opened and will continue for a period of forty-five days following the announcement of the Revised Transaction.
Financing
19x and Sub has represented to us that financing for the Revised Transaction will include an increase in equity from $600 to $750 million with the remaining consideration to be financed with debt dependent on the total cash required to consummate the Revised Transaction.

Houlihan Lokey Howard and Zukin has been retained to assist the Special Committee in negotiating the Revised Transaction and to provide an opinion, as to whether: the Consideration to be received by the holders of Company Common Stock (other than the Excluded Persons) in the Revised Transaction is fair to such holders from a financial point of view.

We have considered the following in connection with our analysis of the Revised Transaction: A fundamental valuation of CKX including:
the value of the Company’s core business and new initiatives including the EPE and MAE license agreements. the value of the Company’s 25% interest in FX Luxury based on the Company’s recent $100 million investment for a 50% interest in FX Luxury. We have not performed a fundamental valuation of FX Luxury or FXRE as the
Company’s investment is supported by a back-stop provided by the Excluded Persons.
The range of Consideration to be received by CKX common stockholders based on a range of hypothetical values for FXRE. In most circumstances the Consideration exceeds the original cash offer price of $13.75. FXRE was not valued separately as the Consideration received by CKX common stockholders is predicated on the trading price of FXRE shares during the Measurement Period, which will occur after the Distribution.

Houlihan Lokey

Executive Summary

Potential Consideration to CKX Common Stockholders

- The chart below outlines the hypothetical merger price adjustments excluding a Qualifying Rights Offering, which is above the original $13.75 cash purchase price in all circumstances. This analysis assumes that a CKX stockholder does not trade his FXRE common stock before the consummation of the Revised Transaction as the trading price of FXRE will fluctuate from the time of the Distribution and registration of FXRE to the closing of the merger.

Summary Offer Analysis - Excluding Rights Offering

Scenario	FXRE Trading Price (1)	Original Cash Offer Price	Cash Adjustment (2)	Adjusted Cash Offer Price	FXRE Value per Share (3)	Total Consideration (3)	Variance From Original Cash Offer Price
1	$0.10	$13.75	$0.08	$13.68	$0.10	$13.78	0.18%
2	0.25	13.75	0.19	13.56	0.25	13.81	0.45%
3	0.50	13.75	0.38	13.38	0.50	13.88	0.91%
4	0.75	13.75	0.56	13.19	0.75	13.94	1.36%
5	1.00	13.75	0.75	13.00	1.00	14.00	1.82%
6	1.25	13.75	0.94	12.81	1.25	14.06	2.27%
7	1.50	13.75	1.13	12.63	1.50	14.13	2.73%
8	1.75	13.75	1.31	12.44	1.75	14.19	3.18%
9	2.00	13.75	1.50	12.25	2.00	14.25	3.64%
10	2.25	13.75	1.69	12.06	2.25	14.31	4.09%
11	2.50	13.75	1.88	11.88	2.50	14.38	4.55%
12	2.75	13.75	2.00	11.75	2.75	14.50	5.45%
13	3.00	13.75	2.00	11.75	3.00	14.75	7.27%

[1] *Based on a to be determined 20-day average trading price for FXRE common stock (the "Measurement Period").*
[2] *Calculated as 0.75 multiplied by the FXRE average trading price up to $2.00*
[3] *CKX shareholders will receive the Adjusted Cash Price plus one share of FXRE common stock for each CKX common share owned. Does not include any potential discounts for illiquidity*

9

The chart below outlines hypothetical merger price adjustments based on a $100 million Qualifying Rights Offering at $1.00 per share. Under certain circumstances the CKX common stockholders may receive less than $13.75, however a successful Qualifying Rights Offering may support the value of FXRE common shares:
Rights Offering Analysis FXRE Trading Rights Offering Adjusted Cash FXRE Value per Total Variance From Scenario ;Price (1) Value (4) Offer Price Adjustment (2) Adjustment (3) Offer Price Share (4) Consideration (4) Original Offer
1 $ 0.10 $1.00 $13.75 $0.08 $0.75 $13.00 $0.10 $13.10 -4.73% 2 0.25 1.00 13.75 0.19 0.75 13.00 0.25 13.25 -3.64% 3 0.27 1.00 13.75 0.20 0.75 13.00 0.27 13.27 -3.49% 4 0.50 1.00 13.75 0.38 0.75 13.00 0.50 13.50 -1.82% 5 0.75 1.00 13.75 0.56 0.75 13.00 0.75 13.75 0.00% 6 1.00 1.00 13.75 0.75 0.75 13.00 1.00 14.00 1.82%
Rights Offering — Potential Benefit to Acquiror (in $ millions)
Reduction to Cash Merger Value of FXRE Rights Offering % Purchased by % Purchased by Paid by Benefit to Scenario Consideration (5) Shares (6) Price (7) Acquiror (8) Shareholders Paid by Acquiror Shareholders & nbsp; Acquiror (9)
1 $72.98 $10.00 $100.00 100.00% 0.00% $100.00 $0.00 ($17.03) 272.98 $25.00 100.00 100.00% 0.00% 100.00 0.00 ($2.03) 372.98 $27.03 100.00 100.00% 0.00% 100.00 0.00 $0.00 472.98 $50.00 100.00 100.00% 0.00% 100.00 0.00 $22.98 572.98 $75.00 100.00 100.00% 0.00% 100.00 0.00 $47.98 672.98 $100.00 100.00 100.00% 0.00% 100.00 0.00 $72.98 [1] Based on a hypothetical trading price for FXRE common stock at the time of the closing of the Transaction. [2] Calculated as 0.75 multiplied by the FXRE average trading price up to $2.00.
[3] If FXRE completes a rights offering at a pre-split adjusted price of $1.00 or greater and for total proceeds of not less than $90 million, the minimum adjustment of the merger consideration per share will be $0.75 regardless of FXRE’s trading price during the Measurement Period.
[4] CKX shareholders will receive the adjusted cash price plus one share of FXRE common stock for each CKX common share owned. Does not include any potential discounts for illiquidity.
[5] Calculated as a reduction in the cash merger consideration multiplied by approximately 97.3 million shares outstanding assuming a $1.00 rights offering (97.3 * $1.00 * 0.75).
[6] Hypothetical trading value of FXRE shares purchased in rights offering (i.e. Scenario 1 = $.10 * 100 million shares). [7] Based on the assumption of 100 million shares offered at a price of $1.00. [8] Hypothetical assumption.
[9] Calculated as the net benefit/(expense) realized by the Acquiror (i.e. Scenario 1 = $72.98 + $10.00 — $100.00=($17.03) ). Under these scenarios, if FXRE trades at $.27 or higher, it is beneficial for the Acquiror to fully participate in a rights offering at $1.00 per share. If FXRE trades below $0.75 per share and the Acquiror fully participates in a rights offering at $1.00 per share, the CKX shareholders will receive less than $13.75 in total consideration.

Houlihan Lokey

CKX

Executive Summary

Valuation Summary

(figures in millions, except price per share)

	Market Multiple Approach		Selected Transaction Approach		Discounted Cash Flow Approach		Public Price Approach [8]	
	Low	High	Low	High	Low	High	Low	High
Enterprise Value [1]	**$1,080.0**	**$1,170.0**	**$1,010.0**	**$1,080.0**	**$1,280.0**	**$1,715.0**	**$980.0**	**$1,170.0**
Add: FV of License Agreements [3]	136.0	136.0	136.0	136.0	136.0	136.0	136.0	136.0
Add: 25% Interest in FXRE [4]	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
Adjusted Enterprise Value	**$1,266.0**	**$1,356.0**	**$1,196.0**	**$1,266.0**	**$1,466.0**	**$1,901.0**	**$1,166.0**	**$1,356.0**
Add: Cash [5]	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4	$62.4
Less: Debt [5]	103.2	103.2	103.2	103.2	103.2	103.2	103.2	103.2
Less: Minority Interest [6]	0.0	0.0	0.0	0.0	0.0	0.0	4.1	4.1
Less: Preferred Stock [5]	22.8	22.8	22.8	22.8	22.8	22.8	22.8	22.8
Equity Value	$1,202.4	$1,292.4	$1,132.4	$1,202.4	$1,402.4	$1,837.4	$1,098.3	$1,288.3
Price per Share [7]	**$12.36**	**$13.28**	**$11.64**	**$12.36**	**$14.41**	**$18.88**	**$11.29**	**$13.24**
Offer Price [8]	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75	$13.75

Footnotes:

(1) Enterprise value based on trading activity prior to June 1, 2007 announcement.
(2) CKX core operations and new initiatives.
(3) Based on the greater of minimum guarantees under the EPE License Agreement or the implied royalties to the Company based on financial projections for the Phase I development only of FX Luxury.
(4) Related to the remaining 25 percent interest in FXRE being distributed to CKX shareholders under the Revised Transaction terms. Based on the Company's initial investment of $100 million.
(5) As per the Company's latest unaudited financial statements as of 8/31/2007.
(6) Minority interest has been captured in other approaches through adjustments to representative levels.
(7) Based on 97.3 million fully diluted shares of CKX on Form 10-Q for the period ended June 30, 2007.
(8) Offer price is based on cash and an equity interest in FXRE upon the successful registration of FXRE common stock. The cash price is adjusted based on the average 20-day trading price of FXRE during the Measurement Period. Under most circumstances, total consideration to CKX shareholders is anticipated to equal or exceed $13.75.

11

The chart below outlines certain selected possible outcomes of Consideration that may be received by CKX common stockholders under the terms of the Revised Transaction and implied premiums over the Company’s average stock price.
Total
Offer Scenario Consideration Post Announcement — Stock Price (1) Pre Announcement — Stock Price (2)
1-Day 1-Week 1-Month 3-Month 1-Day 1-Week 1-Month 3-Month Scenario A $14.12 $11.66 $11.97 $11.74 $12.75 $10.63 $10.55 $10.79 $11.33
Implied Premium 21.1% 18.0% 20.3% 10.8% 32.8% 33.8% 30.9% 24.6% Scenario B $13.87 $11.66 $11.97 $11.74 $12.75 $10.63 $10.55 $10.79 $11.33
Implied Premium 19.0% 15.9% 18.2% 8.8% 30.5% 31.5% 28.5% 22.4% Scenario C $14.75 $11.66 $11.97 $11.74 $12.75 $10.63 $10.55 $10.79 $11.33
Implied Premium 26.5% 23.2% 25.7% 15.7% 38.8% 39.8% 36.7% 30.2% Scenario D $13.50 $11.66 $11.97 $11.74 $12.75 $10.63 $10.55 $10.79 $11.33
Implied Premium 15.8% 12.8% 15.0% 5.9% 27.0% 28.0% 25.1% 19.2% Offer Scenario Summary
Scenario A If the average price of FXRE’s common stock during the Measurement Period is $1.50, the merger consideration will be adjusted by $1.13 so that each CKX stockholder will receive $12.62 per share in cash and a share of FXRE valued at $1.50 for a total consideration of $14.12.
Scenario B If the average price during the Measurement Period is $0.50 per share, and a
Qualifying Rights Offering has not been completed, the adjustment would be $0.38 per share so that each CKX stockholder will receive $13.37 per share in cash and a share in FXRE valued at $0.50 for a total consideration of $13.87.
Scenario C If the average price during the Measurement Period is $3.00, the adjustment would be $2.00 (the cap) so that each CKX stockholder will receive $11.75 per share in cash and a share in FXRE valued at $3.00 for a total consideration of $14.75.
Scenario D If the average price during the Measurement Period is $0.50 per share but a rights offering has been completed at $1.00 per share, the adjustment would be $0.75 per share (the minimum upon completion of the rights offering) so that each CKX stockholder will receive $13.00 per share in cash and a share in FXRE valued at $0.50 for a total consideration of $13.50.
[1] Based on average stock price for the period ended 9/25/2007.
2

Fairness Analysis

IMPLIED STOCK PREMIUM ANALYSIS
Under the Revised Transaction, the Company’s stockholders will receive approximately $13.75 in Consideration for each share of Company Common Stock owned, which represents a premium of 17.9 percent to 17.2 percent to the Company’s one-day prior and thirty-day prior closing share prices. It should be noted that CKX common stock has traded up significantly since the June 1, 2007 announcement of the Original Transaction as is typical in going private transactions, as illustrated on the following page.

ONE-YEAR HISTORICAL PRICE VOLUME PERFORMANCE
A 3/1/2007 — CKX Inc. reported group earnings results for the year ended December 31, 2006.
B 6/1/2007 — CKX announces a deal to take the company private at $13.75 per share plus a 25% ownership stake in FXRE.
C 6/19/2007 — CKX declares dividend of FX
Luxury shares, CKX shareholders to receive 25% of outstanding common stock of FXRE upon registration of shares with the SEC.
D 7/9/2007 — CKX affiliate, FX Luxury Realty acquires remaining 50% of Park Central property in Las Vegas. FX Luxury now owns
100% of the Park Central property. E 8/24/2007 — CKX announces that FXRE has filed a registration statement with the SEC to register the shares of FXRE for distribution to common stock holders.

IMPLIED STOCK PREMIUM ANALYSIS
Implied Stock Premium — Pre Announcement
1-Day 1-Week 1-Month 3-Month
Stock Price (1) $10.63 $10.55 $10.79 $11.33 Shares (2) 97.3 97.3 97.3 97.3
Market Cap $1,034.0 $1,025.9 $1,049.8 $1,102.4
Add: Current Net Debt (2) (26.9) (26.9) (26.9) (26.9) Add: Minority Interest (2) 3.7 3.7 3.7 3.7 Add: Preferred Stock (2) 22.8 22.8 22.8 22.8
Enterprise Value $1,033.6 $1,025.6 $1,049.5 $1,102.1
Less: Net Debt (3) 73.1 73.1 73.1 73.1 Less: Minority Interest (2) 3.7 3.7 3.7 3.7 Less: Preferred Stock (2) 22.8 22.8 22.8 22.8
Add: PV of License Agreements (4) 136.0 136.0 136.0 136.0
Add: Invement in FXRE (5) 50.0 50.0 50.0 50.0
Pro Forma Market Cap $1,120.0 $1,111.9 $1,135.8 $1,188.4
Shares 97.3 97.3 97.3 97.3
Implied Stock Price $11.51 $11.43 $11.68 $12.22 Implied Offer Price Premium 19.4% 20.3% 17.8% 12.5%

Fairness Analysis
13 E-3 PREMIUM PAID ANALYSIS
The adjusted pre-announcement implied premiums, as calculated on the previous page, are near or above the mean and median premiums observed in other 13e-3 transactions.
[1] Based on the premium to stock price on 13e-3 transactions filed with the SEC for the period of 1/2004 -9/2007.

Fairness Analysis
VALUATION INDICATIONS VS. MERGER CONSIDERATION[1] — PRICE PER SHARE
The approximate Consideration is within the range of the valuation indications.
[1] Offer price is based on cash and an equity interest in FXRE upon the successful registration of FXRE common stock. The cash price is adjusted based on the average 20-day trading price of FXRE during the Measurement Period. Under most circumstances, total consideration to CKX shareholders is anticipated to equal or exceed $13.75.
[2] CKX, Inc. stock price as of September 25, 2007.
[3] CKX, Inc. stock price as of May 31, 2007 prior to the announcement of the Original Transaction.

IMPLIED TRANSACTION EBITDA MULTIPLES (EV/EBITDA)
The implied EV/EBITDA multiple based on an estimated $13.75 in total Consideration is within the range of EV/EBITDA multiples observed in other change of control transactions and those of other selected publicly traded companies.
(in millions) 22.0x Implied EBITDA Multiples Indicated Enterprise Value (1) $1,410.0 18.0x
Implied Transaction 2007 EBITDA Multiple
2006 EBITDA $42.8 Multiple 14.0x
Implied EV/EBITDA Multiple 32.9x EV/EBITDA 12.4x 2007E EBITDA $67.5 9.9x 9.5x 9.8x 10.0x 8.9x 8.6x 8.2x Implied EV/EBITDA Multiple 20.9x 2008E EBITDA $109.9 6.0x Diversified Media Content Management Precedent Transactions Implied EV/EBITDA Multiple12.8x Companies Average Companies Average Average 2006/2007/2008 2006/2007/2008

Valuation of CKX

SUMMARY OF VALUE (figures in millions, except price per share)
Market Multiple Selected Discounted Cash FlowPublic Price Approach Transaction ApproachApproach Approach (1) Low &nb sp; High Low High &n bsp; Low High Low &n bsp; &n bsp;High Enterprise Value (2) $1,080.0 $1,170.0 $1,010.0 $1,080.0 $1,280.0 $1,715.0 $980.0 $1,170.0
Add: PV of License Agreements (3) 136.0 136.0 136.0 136.0 136.0 136.0 136.0 136.0 Add: 25% Interest in FXRE (4) 50.0 50.0 50.0 50.0 50.0 50.0 50.0 50.0
Adjusted Enterprise Value $1,266.0 $1,356.0 $1,196.0 $1,266.0 $1,466.0 $1,901.0 $1,166.0 $1,356.0
Add: Cash (5) $62.4 $62.4 $62.4 $62.4 $62.4 $62.4 $62.4 $62.4
Less: Debt (5) 103.2 103.2 103.2 103.2 103.2 103.2 103.2 103.2
Less: Minority Interest (6) 0.00.0 0.00.0 0.00.0 4.14.1 Less: Preferred Stock (5) 22.822.8 22.822.8 22.822.8 22.8 22.8 Equity Value $1,202.4 $1,292.4 $1,132.4 $1,202.4 $1,402.4 $1,837.4 $1,098.3 $1,288.3
Price per Share (7) $12.36 $13.28 $11.64 $12.36 $14.41 $18.88 $11.29 $13.24
Offer Price (8) $13.75 $13.75 $13.75 $13.75 $13.75 $13.75 $13.75 $13.75

Valuation of CKX
Market Multiple Methodology Comparable Transaction Methodology Discounted Cash Flow Approach Public Price Approach

Market Multiple Methodology SUMMARY OF VALUE
(figures in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range NFY — 2007
EBITDA $67.5 14.0 x — 15.0 x $945.1 — $1,012.6
NFY+1 — 2008
EBITDA $109.9 11.0 x — 12.0 x $1,209.2 — $1,319.1
Median $1,077.2 — $1,165.9
Mean $1,077.2 — $1,165.9
Indicated Enterprise Value Range (Rounded) $1,080.0 — $1,170.0

Market Multiple Methodology REPRESENTATIVE LEVELS (figures in millions) 2006(1) 3/31/07 2007 2008 2009 2010 2011 2012 Fiscal Year Ended December 31, 2006(1) LTM 8/31/2007 (1) 2007 2008 2009 2010 2011 2012 19E — Core Operations $ 148.3 $ 176.1 $ 173.4 $ 172.4 $ 185.7 $ 202.5 $216.2 $ 236.3 19E — New Initiatives 0.2 0.1 — 26.5 53.7 88.4 134.1 179.8 Other Businesses — Core Operations 62.5 74.5 73.9 72.6 77.0 73.6 78.0 82.7 Other Businesses — New Initiatives — — — 5.0 25.9 95.7 151.7 184.6 Reported Revenue — Total $ 211.0 $ 250.7 $ 247.3 $ 276.5 $ 342.4 $ 460.1 $580.0 $ 683.5 Revenue Growth % 74.9% NA 17.7% 11.8% 23.8% 34.4% 26.1% 17.8% 19E — Core Operations EBITDA (2) $ 33.1 $ 43.1 $ 53.0 $ 67.6 $ 80.5 $ 94.9 $106.5 $ 123.0 19E — New Initiatives EBITDA (1.6) (0.5) — 18.9 34.5 52.7 67.3 85.8 Other Businesses — Core Operations EBITDA 13.0 15.7 16.2 20.1 23.2 32.0 37.1 40.9 Other Businesses — New Initiatives EBITDA — — — 5.0 25.9 83.8 134.9 165.2 Adjusted Corporate EBITDA — Total $ 44.5 $ 58.3 $ 69.2 $ 111.6 $ 164.2 $ 263.5 $345.8 $ 414.9 EBITDA as % of Revenue 21.1% 23.2% 28.0% 40.4% 47.9% 57.3% 59.6% 60.7% Less: Net Cash Minority Interest in EPE & MAE (3) 1.7 1.7 1.7 1.7 1.7 4.1 17.5 26.7 Adjusted Net Corporate EBITDA — Total $ 42.8 $ 56.6 $ 67.5 $ 109.9 $ 162.5 $ 259.5 $328.3 $ 388.2 Footnotes: (1) 2006 and LTM 8/31/2007 numbers include pro-forma financial information for MAE acquisition in 2006. (2) Additional $0.9 million in EBITDA in 2007 related to equity income from Beckham affiliates. (3) Per Company management, based on contractual minimums to minority shareholders in EPE and MAE.

Market Multiple Methodology COMPARABLE COMPANY METRICS (figures in millions, except price per share) $2,006 LTM 2006 2007 (1) 2008 (1) Market Enterprise EBITDA 1 Yr Rev EV / EV / EV / EV / EV / EV / Content Management Companies Val Value Margin ; Growth Revenue EBITDA & nbsp; Revenue EBITDA Revenue &nb sp; EBITDA ue 4 Kids Entertainment Inc. $ $ 222.6 $ 117.0 -19.8% 13.1% 1.86 x -9.4 x NA NA 3.25 x NA CKX Inc. (2) 1,134.6 1,260.7 21.6% 74.2% 5.46 x 25.3 x 5.16 x 20.8 x 4.78 x 16.3 x Dic Entertainment Holdings Inc. 53.8 73.4 11.3% 30.6% 0.90 x 8.0 x NA NA NA &nb sp; NA Marvel Entertainment, Inc. 1,939.1 2,027.7 51.4% 4.3% 4.71 x 9.2 x 4.72 x 8.2 x 3.96 x 9.8 x Low $ 53.8 $ 73.4 -19.8% 4.3% 0.90 x 8.0 x 4.72 x 8.2 x 3.25 x 9.8 x High $ $1,939.1 $ $2,027.7 51.4% 30.6% 4.71 x 9.2 x 4.72 x 8.2 x 3.96 x 9.8 x Mean $ $ 738.5 $ 739.4 14.3% 16.0% 2.49 x 8.6 x 4.72 x 8.2 x 3.60 x 9.8 x Median $ $ 222.6 $ 117.0 11.3% 13.1% 1.86 x 8.6 x 4.72 x 8.2 x 3.60 x 9.8 x LTM 2006 2007 (1) 2008 (1) Market Enterprise EBITDA 1 Yr Rev EV / EV / EV / EV / EV / EV / Diversified Media Companies Value Value Margin &nb sp; Growth Revenue EBITDA Revenue EBITDA Revenue &n bsp; EBITDA CBS Corporation $22,952.0 $ 27,171.1 20.8% 74.2% 1.90 x 9.1 x 1.89 x 8.8 x 1.84 x 8.2 x Lions Gate Entertainment Corp. 1,208.7 1,475.1 -0.1% 7.3% 1.47 x NMF 1.29 x NMF 1.21 x 31.1 x News Corp. 67,963.9 73,373.9 22.2% 3.3% 2.56 x 11.5 x 2.40 x 12.1 x 2.28 x 10.9 x Time Warner Inc. 68,488.2 107,983.2 27.3% 1.5% 2.36 x 8.6 x 2.31 x 8.1 x 2.22 x 7.6 x Viacom, Inc. 26,055.2 32,94 3.7 25.5% -9.9% 2.70 x 10.6 x 2.53 x 9.6 x 2.38 x 8.9 x Walt Disney Co. 69,125.4 79,215.4 22.6% 19.3% 2.21 x 9.8 x 2.24 x 9.1 x 2.14 x 8.8 x Low $1,208.7 $ 1,475.1 -0.1% -9.9% 1.47 x 8.6 x 1.29 x 8.1 x 1.21 x 7.6 x High $69,125.4 $107,983.2 27.3% 74.2% 2.70 x 11.5 x 2.53 x 12.1 x 2.38 x 10.9 x Mean $42,632.2 $ 53,693.7 19.7% 16.0% 2.20 x 9.9 x 2.11 x 9.5 x 2.01 x 8.9 x Median $47,009.5 $ 53,158.8 22.4% 5.3% 2.29 x 9.8 x 2.28 x 9.1 x 2.18 x 8.8 x 1 Calculated based upon analyst projections for the comparable companies. 2 Forward multiples based on publicly available analyst estimates. LTM data as of 6/30/2007.

Market Multiple Methodology RISK RANKINGS Size (Revenue, millions) Time Warner Inc. $ 45,789.0 Walt Disney Co. $ 35,770.0 News Corp. $ 28,655.0 CBS Corporation $ 14,294.4 Viacom, Inc. $ 12,209.1 Lions Gate Entertainment Corp. $ $ 1,003.0 Marvel Entertainment, Inc. $ 430.3 CKX, Inc. (1) $ 250.7 CKX Inc. $ 230.8 Dic Entertainment Holdings Inc $ 81.7 4 Kids Entertainment Inc. $ 62.8 Size (Enterprise Value, millions) Time Warner Inc. $107,983.2 Walt Disney Co. $ 79,215.4 News Corp. $ 73,373.9 Viacom, Inc. $ 32,943.7 CBS Corporation $ 27,171.1 Marvel Entertainment, Inc. $ 2,027.7 Lions Gate Entertainment Corp. $ 1,475.1 CKX Inc. $ 1,260.7 4 Kids Entertainment Inc. $ 117.0 Dic Entertainment Holdings Inc $ 73.4 Historical Growth (2-Year Revenue) CKX Inc. 124.6% CKX, Inc. 124.6% Dic Entertainment Holdings Inc 22.7% News Corp. 9.6% Lions Gate Entertainment Corp. 8.0% Walt Disney Co. 5.6% Time Warner Inc. 3.9% Viacom, Inc. 3.9% CBS Corporation 0.6% 4 Kids Entertainment Inc. -14.9% Marvel Entertainment, Inc. -17.2% Historical Growth (1-Year Revenue) CKX Inc. 74.2% CKX, Inc. 74.2% Dic Entertainment Holdings Inc 30.6% Viacom, Inc. 19.3% News Corp. 13.1% Walt Disney Co. 7.3% Time Warner Inc. 4.3% Lions Gate Entertainment Corp. 3.3% CBS Corporation 1.5% Marvel Entertainment, Inc. -9.9% 4 Kids Entertainment Inc. -10.9% Projected Growth (1-Year Revenue) Marvel Entertainment, Inc. 22.2% Lions Gate Entertainment Corp. 17.2% CKX Inc. (3) 16.2% Viacom, Inc. 13.5% CKX, Inc. (2) 13.2% News Corp. 6.7% Time Warner Inc. 5.6% Walt Disney Co. 3.2% CBS Corporation 0.1% 4 Kids Entertainment Inc. -100.0% Dic Entertainment Holdings Inc NMF Historical Growth (2-Year EBITDA) CKX Inc. 106.6% CKX, Inc. 106.6% News Corp. 17.5% Walt Disney Co. 14.7% Viacom, Inc. 13.7% Time Warner Inc. 12.3% Dic Entertainment Holdings Inc 11.0% CBS Corporation -3.9% Lions Gate Entertainment Corp. -16.7% Marvel Entertainment, Inc. -24.4% 4 Kids Entertainment Inc. NMF Historical Growth (1-Year EBITDA) Lions Gate Entertainment Corp. 241.9% CKX Inc. 211.4% CKX, Inc. 211.4% Walt Disney Co. 27.0% Viacom, Inc. 22.5% Time Warner Inc. 14.0% News Corp. 13.0% Dic Entertainment Holdings Inc 10.4% CBS Corporation -1.3% Marvel Entertainment, Inc. -27.8% 4 Kids Entertainment Inc. NMF Projected Growth (1-Year EBITDA) Marvel Entertainment, Inc. 97.6% CKX, Inc. (2) 81.1% CKX Inc. (3) 29.1% Walt Disney Co. 26.5% Time Warner Inc. 14.6% Viacom, Inc. 5.9% CBS Corporation 3.0% News Corp. -4.5% Lions Gate Entertainment Corp. NMF 4 Kids Entertainment Inc. NMF Dic Entertainment Holdings Inc NA Profitability (EBIT to Revenue) Marvel Entertainment, Inc. 48.7% Viacom, Inc. 22.3% News Corp. 19.2% Walt Disney Co. 18.6% Time Warner Inc. 18.2% CBS Corporation 17.7% CKX, Inc. 12.6% CKX Inc. 12.2% Dic Entertainment Holdings Inc 8.7% Lions Gate Entertainment Corp. -0.5% 4 Kids Entertainment Inc. -21.4% Profitability (EBITDA to Revenue) Marvel Entertainment, Inc. 51.4% Time Warner Inc. 27.3% CKX, Inc. (1) 23.2% Viacom, Inc. 25.5% Walt Disney Co. 22.6% News Corp. 22.2% CKX Inc. 21.6% CBS Corporation 20.8% Dic Entertainment Holdings Inc 11.3% Lions Gate Entertainment Corp. -0.1% 4 Kids Entertainment Inc. -19.8% Relative Depreciation (Depreciation to EBITDA) CKX, Inc. 43.8% CKX Inc. 43.7% Time Warner Inc. 33.5% Dic Entertainment Holdings Inc 22.6% Walt Disney Co. 17.9% CBS Corporation 15.1% News Corp. 13.8% Viacom, Inc. 12.7% Marvel Entertainment, Inc. 5.2%
Lions Gate Entertainment Corp. NMF 4 Kids Entertainment Inc. NMF Internal Investment (Capital Expenditures to Revenue) Time Warner Inc. 9.7% CKX Inc. 6.8% CKX, Inc. 5.1% News Corp. 4.6% Walt Disney Co. 4.2% CBS Corporation 3.4% 4 Kids Entertainment Inc. 2.3% Dic Entertainment Holdings Inc 2.0% Viacom, Inc. 1.8% Lions Gate Entertainment Corp. 0.9% Marvel Entertainment, Inc. -0.1% Liquidity (Current Ratio) 4 Kids Entertainment Inc. 7.2 Dic Entertainment Holdings Inc 4.3 CKX Inc. 2.7 CKX, Inc. 2.0 News Corp. 2.1 CBS Corporation 1.7 Walt Disney Co. 1.1 Time Warner Inc. 0.9 Viacom, Inc. 0.9 Marvel Entertainment, Inc. 0.8 Lions Gate Entertainment Corp. 0.5 Leverage (Debt to EV) Time Warner Inc. 33.2% Dic Entertainment Holdings Inc 31.6% CBS Corporation 25.8% Lions Gate Entertainment Corp. 22.0% Viacom, Inc. 22.1% Walt Disney Co. 17.3% News Corp. 17.0% CKX Inc. 10.7% Marvel Entertainment, Inc. 6.6% 4 Kids Entertainment Inc. 0.0% Footnotes: (1) Includes pro forma financials for the acquisition of MAE. LTM as of 8/31/2007. (2) Based on projections provided by management. (3) Based on analyst estimates.

Valuation of CKX Market Multiple Methodology Comparable Transaction Methodology Discounted Cash Flow Approach Public Price Approach

Comparable Transaction Methodology SUMMARY OF VALUE (figures in millions) Representative Selected Indicated Level Multiple Range Enterprise Value Range NFY — 2007 EBITDA $ 67.5 15.0 x — 16.0 x $1,012.6 — $ 1,080.1 Median $1,012.6 — $ 1,080.1 Mean $1,012.6 — $ 1,080.1 Indicated Enterprise Value Range $1,010.0 — $ 1,080.0

Comparable Transaction Methodology PRECEDENT TRANSACTION ANALYSIS (figures in millions) EV/ EV/ LTM EBITDA 1-Week 1-Month Announced Effective Target Target Business Description Acquiror EV Revenue EBITDA Margin Premium &nb sp; Premium Engages in the acquisition, production, and distribution 3/29/2007 Pending Image Entertainment Inc. David Bergstein, an individual $ 121.2 1.00x NMF NMF 37.9% 34.1% of content for release on DVD. The Topps Company, Inc. engages in the creation and Madison Dearborn Partners, 3/5/2007 Pending Topps Co., Inc. 303.9 0.97x 13.5x 6.5% 5.6% -2.2% marketing of confectionery and entertainment products. LLC Operates as a television program production company in 6/1/2006 7/10/2006 Tiger Aspect Productions Ltd. TWI Interactive 48.2 0.98x 13.9x 7.0% (3) NA NA London. Creates and produces entertainment programs. The 3/17/2005 3/17/2005 19 Entertainment Ltd. company offers programs, such as American Idol in the CKx, Inc. 200.0 (2) 2.00x 10.0x (2) 10.0% (3) NA NA United States and Pop Idol in the United Kingdom. Provides music publishing, licensing, production, and 12/16/2004 2/7/2005 Elvis Presley Enterprises, Inc. CKx, Inc. 105.0 (2) 3.10x 12.4x (2) 26.4% (3) NA NA tourism services. Low $ 48.2 0.97x 10.0x 6.5% 5.6% -2.2% High $303.9 3.10x 13.9x 26.4% 37.9% 34.1% Median $121.2 1.00x 12.9x 8.5% 21.8% 16.0% Mean $155.7 1.61x 12.4x 12.5% 21.8% 16.0% Footnotes: Sources: Factset Mergerstat LLC, Capital IQ, Securities Data Company, analyst reports, news articles and public filings. (1) Transaction study based on announced and completed, controlling interest acquisitions between $5.0 million and $10.0 billion. Transactions with announcements dates between 12/1/2004 and 5/18/2007 for which purchase price multiples were available were considered. Target companies were required to have SIC codes of 4841, 4833, 6794, 7389, 7812, 7819 and 7319. (2) Based on discussions with management. The transaction with Elvis Prelsey Enterprises includes approximately $5.0 million in transaction costs and represents an 85% interest. (3) Based on the implied EBITDA margin reflected by the EV and EV/EBITDA multiple. EV — Enterprise Value. EBITDA — Earnings Before Interest, Taxes, Depreciation and Amortization.

Valuation of CKX Market Multiple Methodology Comparable Transaction Methodology Discounted Cash Flow Approach Public Price Approach

Discounted Cash Flow Approach SUMMARY OF VALUE (figures in millions) Indicated Segment Discounted Cash Flow Summary Enterprise Value Range 19 Entertainment (Core Operations) (1) $600.0— $715.0 19 Entertainment (New Initiatives) $220.0— $315.0 Other CKx Divisions (Core Operations) (1) $190.0— $225.0 Other CKx Divisions (New Initiatives) $270.0— $460.0 Implied Enterprise Value Range (rounded) $ $1,280.0— $ 1,715.0 1Corporate overhead was allocated between the two core segments based on a percentage of revenue.

Discounted Cash Flow Approach 19 ENTERTAINMENT (CORE OPERATIONS) (figures in millions) Projected FYE December 31, Projected FYE December 31, 2007(1) 2008 2009 2010 2011 2012 Revenue $ 43.3 $ 172.4 $ 185.7 $ 202.5 $ 216.2 $ 236.3 Revenue Growth % NA 297.6% 7.8% 9.0% 6.8% 9.3% Less: Cost of Goods Sold 18.9 78.3 79.2 82.6 86.5 82.5 Less: Selling, General & Administrative (2) 9.2 29.9 27.9 26.0 24.0 23.0 Less: Corporate Expense (3) 3.2 13.2 13.8 14.9 15.5 16.3 Less: Non-Cash Compensation Expense — — — — — - Add: Adjustments (Equity Earnings — Beckham) 0.2 3.1 3.7 4.4 5.1 5.7 Adjusted EBIT $ 12.3 $ 54.0 $ 68.6 $ 83.4 $ 95.2 $ 120.3 EBIT Margin % 28.5% 31.3% 36.9% 41.2% 44.1% 50.9% Add: Option Expense — — — — — - Adjusted EBITO 12.3 54.0 68.6 83.4 95.2 120.3 Less: Taxes 4.9 21.6 27.4 33.3 38.1 48.1 Debt-Free Earnings $ 7.4 $ 32.4 $ 41.1 $ 50.0 $ 57.1 $ 72.2 Less: Capital Expenditures (4) (0.1) (0.4) (0.4) (0.5) (0.5) (0. Less: Working Capital Requirements (5) — — — — — - Add: Depreciation and Amortization (4) 3.6 13.5 11.9 11.5 11.3 2.7 Total Net Investment $ 3.5 $ 13.1 $ 11.5 $ 11.1 $ 10.8 $ 2.2 Net Debt-Free Cash Flows $ 11.0 $ 45.5 $ 52.7 $ 61.1 $ 67.9 $ 74.4 Discount Period 0.13 0.75 1.75 2.75 3.75 4.75 Discount Factor @ 13.0% 0.98 0.91 0.81 0.71 0.63 0.56 Present Value of Net Debt-Free Cash Flows $ 10.8 $ 41.5 $ 42.5 $ 43.6 $ 43.0 $ 41.6 Sensitivity Analysis: Enterprise Value 0.0 $651.850 2.0% 2.5% 3.0% 3.5% 4.0% Rate 12.0% $ 671.3 $ 696.9 $ 725.3 $ 757.1 $ 792.9 12.5% $ 638.7 $ 661.5 $ 686.6 $ 714.6 $ 745.9 Discount 13.0% $ 609.1 $ 629.5 $ 651.8 $ 676.6 $ 704.1 13.5% $ 582.1 $ 600.4 $ 620.4 $ 642.4 $ 666.8 14.0% $ 557.3 $ 573.8 $ 591.8 $ 611.5 $ 633.2 DCF Assumptions Discount Rate 13.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (3.0% Growth Rate) $ 76.6 Gordon Growth Rate 3.0% Terminal Value $766.2 Discount Period 4.75 Discount Factor @ 13.0% 0.56 PV of Terminal Value $428.8 Distribution of Value Period Cash Flow 34.2% Terminal Cash Flow 65.8% Total 100.0% Implied Analyses LTM EBITDA Multiple 19.8x NFY EBITDA Multiple 10.3x Implied Terminal Multiple 6.2x (1) Based on 3 month stub period. (2) Excludes corporate overhead. (3) Corporate overhead was allocated to the 19E core segment based on its revenue as a percentage of total core revenue. (4) Based on management projections. (5) Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements.

Discounted Cash Flow Approach 19 ENTERTAINMENT (NEW INITIATIVES) (figures in millions) Projected FYE December 31, 2007(1) 2008 2009 2010 2011 2012 Revenue $ 0.0 $ 26.5 $ 53.7 $ 88.4 $ 134.1 $ 179.8 Revenue Growth % NA NMF 102.5% 64.6% 51.7% 34.1% Less: Cost of Goods Sold — 3.0 11.1 24.3 51.9 76.6 Less: Selling, General & Administrative (2) — 4.6 8.1 11.4 14.9 17.5 Less: Corporate Expense — — — — — - Less: Non-Cash Compensation Expense — — — — — - Add: Adjustments — — — — — - Adjusted EBIT $ 0.0 $ 18.9 $ 34.5 $ 52.7 $ 67.3 $ 85.8 EBIT Margin % NA 71.4% 64.3% 59.7% 50.2% 47.7% Add: Option Expense — — — — — - Adjusted EBITO — 18.9 34.5 52.7 67.3 85.8 Less: Taxes — 7.6 13.8 21.1 26.9 34.3 Debt-Free Earnings $ 0.0 $ 11.4 $ 20.7 $ 31.6 $ 40.4 $ 51.5 Less: Capital Expenditures (3) — — — — — - Less: Working Capital Requirements (4) — — — — — - Add: Depreciation and Amortization (3) — — — — — - Total Net Investment — — — — — - Net Debt-Free Cash Flows $ 0.0 $ 11.4 $ 20.7 $ 31.6 $ 40.4 $ 51.5 Discount Period 0.13 0.75 1.75 2.75 3.75 4.75 Discount Factor @ 19.0% 0.98 0.88 0.74 0.62 0.52 0.44 Present Value of Net Debt-Free Cash Flows $ 0.0 $ 10.0 $ 15.3 $ 19.6 $ 21.0 $ 22.5 Sensitivity Analysis: Enterprise Value 0.50% 2.0% Gordon Growth Rate $257.308 4.0% 4.5% 5.0% 5.5% 6.0% Rate 15.0% $ 348.9 $ 362.0 $ 376.6 $ 392.6 $ 410.4 17.0% $ 288.5 $ 297.3 $ 306.8 $ 317.1 $ 328.4 Discount 19.0% $ 244.5 $ 250.7 $ 257.3 $ 264.4 $ 272.0 21.0% $ 211.3 $ 215.7 $ 220.5 $ 225.6 $ 231.0 23.0% $ 185.2 $ 188.6 $ 192.1 $ 195.9 $ 199.9 DCF Assumptions Discount Rate 19.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (5.0% Growth Rate) $ 54.0 Gordon Growth Rate 5.0% Terminal Value $385.9 Discount Period 4.75 Discount Factor @ 19.0% 0.44 PV of Terminal Value $168.9 Distribution of Value Period Cash Flow 34.4% Terminal Cash Flow 65.6% Total 100.0% Implied Analyses LTM EBITDA Multiple NA NFY EBITDA Multiple NA Implied Terminal Multiple 4.5x (1) Based on 3 month stub period. (2) Excludes corporate overhead. (3) Based on management projections. (4) Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements.

Discounted Cash Flow Approach OTHER CKX DIVISIONS (CORE OPERATIONS) (figures in millions) Projected FYE December 31, 2007(1) 2008 2009 2010 2011 2012 Revenue $ 18.5 $ 72.6 $ 77.0 $ 73.6 $ 78.0 $ 82.7 Revenue Growth % NA 293.3% 6.0% -4.4% 6.0% 6.1% Less: Cost of Goods Sold 11.0 44.3 44.1 36.0 35.3 36.2 Less: Selling, General & Administrative (2) 2.6 9.6 10.0 5.6 4.7 4.7 Less: Minority Interest in EPE and MAE 0.4 1.7 1.5 2.0 6.7 9.5 Less: Corporate Expense (3) 1.3 5.6 5.7 5.4 5.6 5.7 Add: Adjustments — — — — — - Adjusted EBIT $ 3.1 $ 11.5 $ 15.8 $ 24.6 $ 25.6 $ 26.7 EBIT Margin % 17.0% 15.8% 20.5% 33.4% 32.9% 32.2% Add: Option Expense 0.3 5.6 5.7 5.4 5.6 5.7 Adjusted EBITO 3.5 17.0 21.5 30.0 31.2 32.4 Less: Taxes 1.4 6.8 8.6 12.0 12.5 12.9 Debt-Free Earnings $ 2.1 $ 10.2 $ 12.9 $ 18.0 $ 18.7 $ 19.4 Less: Capital Expenditures (4) (0.4) (1.2) (1.2) (1.3) (1.4) (1.4) Less: Working Capital Requirements (5) — — — — — - Add: Depreciation and Amortization (4) 1.9 7.0 6.0 5.5 4.8 4.7 Total Net Investment $ 1.6 $ 5.8 $ 4.7 $ 4.2 $ 3.4 $ 3.3 Net Debt-Free Cash Flows $ 3.7 $ 16.0 $ 17.6 $ 22.2 $ 22.1 $ 22.7 Discount Period 0.13 0.75 1.75 2.75 3.75 4.75 Discount Factor @ 13.0% 0.98 0.91 0.81 0.71 0.63 0.56 Present Value of Net Debt-Free Cash Flows $ 3.6 $ 14.6 $ 14.2 $ 15.9 $ 14.0 $ 12.7 Sensitivity Analysis: Enterprise Value 0.0 $205.971 2.0% 2.5% 3.0% 3.5% 4.0% Rate 12.0% $ 212.0 $ 219.8 $ 228.5 $ 238.2 $ 249.2
12.5% $ 202.0 $ 209.0 $ 216.7 $ 225.2 $ 234.7 Discount 13.0% $ 192.9 $ 199.1 $ 206.0 $ 213.5 $ 221.9 13.5% $ 184.6 $ 190.2 $ 196.3 $ 203.0 $ 210.5 14.0% $ 177.0 $ 182.0 $ 187.5 $ 193.5 $ 200.1 DCF Assumptions Discount Rate 13.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (3.0% Growth Rate) $23.4 Gordon Growth Rate 3.0% Terminal Value $234.0 Discount Period 4.75 Discount Factor @ 13.0% 0.56 PV of Terminal Value $130.9 Distribution of Value Period Cash Flow 36.4% Terminal Cash Flow 63.6% Total 100.0% Implied Analyses LTM EBITDA Multiple 18.4x NFY EBITDA Multiple 10.2x Implied Terminal Multiple 7.5x (1) Based on 3 month stub period. (2) Excludes corporate overhead. (3) Corporate overhead was allocated to the 19E core segment based on its revenue as a percentage of total core revenue. (4) Based on management projections. (5) Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements.

Discounted Cash Flow Approach OTHER CKX DIVISIONS (NEW INITIATIVES) (figures in millions) Projected FYE December 31, 2007(1) 2008 2009 2010 2011 2012 Revenue $ 0.0 $ 5.0 $ 25.9 $ 95.7 $ 151.7 $ 184.6 Revenue Growth % NA NA 418.9% 268.7% 58.6% 21.7% Less: Cost of Goods Sold — 0.1 6.1 28.2 41.3 49.1 Less: Selling, General & Administrative (2) — — — 4.8 6.1 6.5 Less: Minority Interest in EPE and MAE — — 0.2 2.1 10.8 17.2 Less: Non-Cash Compensation Expense — — — — — - Add: Adjustments — — — — — - Adjusted EBIT $ 0.0 $ 4.9 $ 19.6 $ 60.6 $ 93.6 $ 111.8 EBIT Margin % NA 98.0% 75.5% 63.3% 61.7% 60.6% Add: Option Expense — — — — — - Adjusted EBITO — 4.9 19.6 60.6 93.6 111.8 Less: Taxes — 2.0 7.8 24.2 37.4 44.7 Debt-Free Earnings $ 0.0 $ 2.9 $ 11.7 $ 36.3 $ 56.1 $ 67.1 Less: Capital Expenditures (3) (2.3) (30.0) (74.0) (37.5) (23.7) (3.7) Less: Working Capital Requirements (4) — — — — — - Add: Depreciation and Amortization (3) — 0.1 6.1 21.2 30.6 36.2 Total Net Investment (2.3) (29.9) (67.9) (16.3) $ 6.8 $ 32.5 Net Debt-Free Cash Flows ($ 2.3) ($ 27.0) ($ 56.1) $ 20.0 $ 63.0 $ 99.6 Discount Period 0.13 0.75 1.75 2.75 3.75 4.75 Discount Factor @ 19.0% 0.98 0.88 0.74 0.62 0.52 0.44 Present Value of Net Debt-Free Cash Flows ($ 2.2) ($ 23.7) ($ 41.4) $ 12.4 $ 32.8 $ 43.6 Sensitivity Analysis: Enterprise Value 0.50% 2.0% Gordon Growth Rate $348.348 4.0% 4.5% 5.0% 5.5% 6.0% Rate 15.0% $ 516.4 $ 541.9 $ 570.0 $ 601.0 $ 635.5 17.0% $ 404.2 $ 421.2 $ 439.6 $ 459.6 $ 481.5 Discount 19.0% $ 323.7 $ 335.6 $ 348.3 $ 362.1 $ 376.8 21.0% $ 263.5 $ 272.1 $ 281.4 $ 291.2 $ 301.7 23.0% $ 217.1 $ 223.6 $ 230.5 $ 237.7 $ 245.4 DCF Assumptions Discount Rate 19.0% Tax Rate 40.0% Terminal Value Assumptions 2013 Cash Flow (5.0% Growth Rate) $104.5 Gordon Growth Rate 5.0% Terminal Value $746.7 Discount Period 4.75 Discount Factor @ 19.0% 0.44 PV of Terminal Value $326.8 Distribution of Value
Period Cash Flow 6.2% Terminal Cash Flow 93.8% Total 100.0% Implied Analyses LTM EBITDA Multiple NA NFY EBITDA Multiple NA Implied Terminal Multiple 5.0x Indicated Enterprise Value (Rounded) $270.0 — $460.0 (1) Based on 3 month stub period. (2) Excludes corporate overhead. (3) Based on management projections. (4) Based on discussions with management, the Company receives prepaid royalties on its licensing contracts, maintaining a positive working capital balance. Therefore, there are no projected working capital requirements.

Discounted Cash Flow Approach WEIGHTED AVERAGE COST OF CAPITAL (figures in millions) Debt to Preferred to Equity to Preferred Market Value Total Debt Total &nb sp; Total Total Debt Stock of Equity Capitalization to Equity Capitalization Capitalization ; Capitalization CBS Corporation $ 7,015.3 # $ 0.0 # $22,952.0 # $ 29,967.3 # 30.6% # 23.4% # 0.0% # 76.6% # CKX Inc. 134.7 # 0.0 # 1,134.6 # 1,269.3 # 11.9% # 10.6% # 0.0% # 89.4% # Dic Entertainment Holdings Inc. 23.2 # 0.0 # 53.8 # 77.1 # 43.1% # 30.1% # 0.0% # 69.9% # Walt Disney Co. 12,352.0 # 0.0 # 69,125.4 # 81,477.4 # 17.9% # 15.2% # 0.0% # 84.8% # 4 Kids Entertainment Inc. 0.0 # 0.0 # 222.6 # 222.6 # 0.0% # 0.0% # 0.0% # 100.0% # Lions Gate Entertainment Corp. 325.0 # 0.0 # 1,208.7 # 1,533.7 # 26.9% # 21.2% # 0.0% # 78.8% # Marvel Entertainment, Inc. 133.2 # 0.0 # 1,939.1 # 2,072.3 # 6.9% # 6.4% # 0.0% # 93.6% # News Corp. 12,502.0 # 0.0 # 67,963.9 # 80,465.9 # 18.4% # 15.5% # 0.0% # 84.5% # Time Warner Inc. 35,899.0 # 0.0 # 68,488.2 # 104,387.2 # 52.4% # 34.4% # 0.0% # 65.6% # Viacom, Inc. 7,275.8 # 0.0 # 26,055.2 # 33,331.0 # 27.9% # 21.8% # 0.0% # 78.2% # Median $ 3,670.2 $ 0.0 $12,445.6 $ 16,019.8 22.6% 18.4% 0.0% 81.6% Mean $ 7,566.0 $ 0.0 $25,914.4 $ 33,480.4 23.6% 17.9% 0.0% 82.1% Levered Unlevered Equity Risk Size Risk Cost of Cost of Cost of Beta Beta Premium (1) Premium (1) Equity Debt Preferred WACC CBS Corporation 0.90 # 0.76 # 6.40% -0.37% 10.3% # 7.1% # 0.0% # 8.9% # CKX Inc. 1.68 # 1.57 # 6.40% 1.67% 17.4% # 7.3% # 0.0% # 16.0% # Dic Entertainment Holdings Inc. 0.80 # 0.63 # 6.40% 6.36% 16.4% # 8.5% # 0.0% # 13.0% # Walt Disney Co. 0.72 # 0.65 # 6.40% -0.37% 9.2% # 5.2% # 0.0% # 8.3% # 4 Kids Entertainment Inc. 0.31 0.31 6.40% 6.36% 13.3% # 0.0% # 0.0% # 13.3% # Lions Gate Entertainment Corp. 1.02 # 0.88 # 6.40% 1.67% 13.2% # 3.4% # 0.0% # 10.8% # Marvel Entertainment, Inc. 1.02 # 0.98 # 6.40% 1.49% 13.0% # 6.8% # 0.0% # 12.4% # News Corp. 0.84 # 0.75 # 6.40% -0.37% 9.9% # 6.8% # 0.0% # 9.0% # Time Warner Inc. 0.66 # 0.51 # 6.40% -0.37% 8.8% # 6.5% # 0.0% # 7.1% # Viacom, Inc. 0.99 # 0.85 # 6.40% -0.37% 10.9% # 6.3% # 0.0% # 9.4% # Median 0.90 0.76 11.9% 6.6% 0.0% 10.1% Mean 0.96 0.84 12.2% 5.8% 0.0% 10.8% Footnotes: Excluded from the range. Sources: Capital IQ and Bloomberg. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1- Tax Rate) * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value) + (Cost of Preferred * Preferred to Enterprise Value). Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premium) + Size Risk Premium. Risk Free Rate as of September 25, 2007. (1) Ibbotson Associates, Stocks Bonds Bills and Inflation 2006 Yearbook, pp. 140, 142, 166 and 174.

Discounted Cash Flow Approach WEIGHTED AVERAGE COST OF CAPITAL (CONTINUED) Market Assumptions 20-Year Treasury Bond Yield 4.94% Equity Risk Premium (1) 6.40% Size Risk Premium (1) 2.33% Company Specific Risk Premium 0.00% Tax Rate 40.00% Beta Assumptions Company Specific Decile Beta 1.28 Selected Unlevered Beta 0.84 Levered Beta 0.96 Capital Structure Assumptions Preferred to Enterprise Value 0.0% Debt to Enterprise Value 18.4% Equity to Enterprise Value 81.6% Cost of Debt 6.6% Cost of Preferred 0.0% Cost of Equity 13.4% Indicated Weighted Average Cost of Capital (rounded) 12.0% Concluded Weighted Average Cost of Capital — Core Businesses 13.0% Concluded Weighted Average Cost of Capital — Non-Core Businesses (2) 19.0% Footnotes: Source: Capital IQ and Bloomberg. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1- Tax Rate) * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value) + (Cost of Preferred * Preferred to Enterprise Value). Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premium) + Size Risk Premium + Company Specific Risk Premium. Company Specific Risk Premium is used to adjust for issues such as key man risk, supplier or key customer risk, etc. Risk Free Rate as of September 25, 2007. (1) Ibbotson Associates, Stocks Bonds Bills and Inflation 2006 Yearbook, pp. 140, 142, 166 and 174. (2) Calculated including 7.5 percent company specific risk premim to reflect execution risk of developing new revenue streams and business lines.

Valuation of CKX Market Multiple Methodology Comparable Transaction Methodology Discounted Cash Flow Approach Public Price Approach

Public Price Approach SUMMARY OF VALUE (figures in millions, except price per share) Post-Announcement Low High Closing Stock Price as of9/25/2007 $11.66 5-Day Range $11.58 — $ 12.12 30-Day Range 10.59 — 13.15 90-Day Range 0.00 — 14.44 Price per Share Range (Rounded) 7.40 — 13.20 Market Value of Equity (1) $720.1 — $ $1,284.4 Add: Net Debt (2) 40.7 — 40.7 Add: Minority Interest (2) 4.1 — 4.1 Add: Preferred Stock (2) 22.8 — 22.8 Enterprise Value (Rounded) $790.0 — $ $1,350.0 Pre-Announcement Low High Closing Stock Price as 5/31/2007 $10.63 5-Day Range $10.25 — $ 10.70 30-Day Range 10.00 — 11.65 90-Day Range 10.00 — 13.73 Price per Share Range (Rounded 10.10 — 12.00 Market Value of Equity (1) $982.8 — $ $1,167.7 Add: Net Debt (2) (26.9) — (26.9) Add: Minority Interest (2) 3.7 — 3.7 Add: Preferred Stock (2) 22.8 — 22.8 Enterprise Value (Rounded) $980.0 — $ $1,170.0 Footnotes: (1) Based on 97.3 million shares outstanding per the Company’s latest 6/30/2007 quarterly report on Form 10-Q. (2) Post announcement data per the Company’s latest unaudited financial statements as of 8/31/2007. Pre announcement data per the Company’s 3/31/2007 report on Form 10-Q.

Public Price Approach TRADING SNAPSHOT (figures in millions, except per share data) Public Market Enterprise Value — Post Announcement Public Market Enterprise Value — Pre-Announcement 52-week High $ 15.34 90-day Average Daily Trading Volume 0.44 52-week High $ 14.48 90-day Average Daily Trading Volume 0.23 52-week Low $ 10.00 Equity Analyst Coverage 3 52-week Low $ 8.77 Equity Analyst Coverage 3 Fully Diluted Shares Outstanding (1) 97.3 Total Public Float 39.2 Fully Diluted Shares Outstanding (4) 97.3 Total Public Float 39.2 % of Total Basic Shares Outstanding (3) 40.4% % of Total Basic Shares Outstanding (3) 40.4% Stock Price (2) $ 11.66 Stock Price (5) $ 10.63 Market Value of Equity $ $1,134.6 Market Value of Equity $ $1,034.3 Add: Total Debt (1) 103.2 Institutional Holdings (3) Add: Total Debt (4) 3.3 Institutional Holdings (3) Add: Preferred Stock (1) 22.8 % of Total Shares Outstanding 50.6% Add: Preferred Stock (4) 22.8 % of Total Shares Outstanding 30.4% Add: Minority Interest (1) 4.1 % of Total Public Float 125.5% Add: Minority Interest (4) 3.7 % of Total Public Float 75.4% Less: Cash (1) 62.4 Less: Cash (4) 30.1 Public Market Enterprise Value (rounded) $ $1,200.0 Public Market Enterprise Value (rounded) $ $1,030.0 1 As per the Company’s unaudited financial statements as of 8/31/2007. 2 Stock price as of 9/25/2007. 3 Source: CapitalIQ 4 As per the Company quarterly report on for 10-Q as of 3/31/2007. 5 Stock price as of 5/31/2007.

Public Price Approach OWNERSHIP SUMMARY Institutional Ownership Holder Name Total Shares % Outstanding W. R. Huff Asset Management 14,012,213 14.4% BlackRock Advisors, Inc. 5,126,304 5.3% Och-Ziff Capital Management LP 4,750,547 4.9% Fidelity Management & Research 2,908,835 3.0% Perry Capital, LLC 2,900,000 3.0% Other Institutional Holders 19,582,592 20.1% Total Institutional Ownership 49,280,491 50.7% Insider Ownership Robert Sillerman 33,373,661 34.3% Mitchell J Slater 3,096,403 3.2% Howard J Tytel 2,665,494 2.7% Michael G Ferrel 2,402,203 2.5% Simon Fuller 1,507,315 1.6% Thomas P Benson 1,390,780 1.4% Other Insiders 597,786 0.6% Total Insider Ownership 45,033,642 46.3% Other Shareholders 2,900,033 3.0% Total Basic Shares 97,214,166 100.0%

Public Price Approach PUBLIC COMPANY SHARE PRICE SUMMARY (figures in millions, except price per share) Dic 4 Kids Lions Gate Marvel Entertainment Entertainment Entertainment & nbsp;Entertainment, CKX Inc. CBS Corporation Holdings Inc. Walt Disney Co. Inc. Corp. Inc. News Corp. Time Warner Inc. Viacom, Inc. Average Median Exchange NasdaqNM NYSE AIM ; NYSE NYSE NYSE &nb sp; &nb sp; NYSE NYSE NYSE & nbsp;NYSE Ticker Symbol CKXE CBS.A DEKE &nb sp; DIS KDE LGF &nbs p;&nb sp; MVL NWS.A TWX &n bsp;VIA.B Total Shares Outstanding 97.3 744.2 42.9 2,028.9 13.2 119.2 84.1 3,149.4 3,779.7 688.0 1,074.7 403.6 Stock Price as of 9/25/2007 $11.66 $ 30.84 $1.25 $ 34.07 $16.85 $10.14 $23.06 $ 21.58 $ 18.12 $ 37.87 $20.54 $ $19.85 Market Value of Equity $1,134.6 $ $22,952.0 $53.8 $ $69,125.4 $222.6 $1,208.7 $1,939.1 $ $67,963.9 $ $68,488.2 $ $26,055.2 $ $25,914.4 $ $12,445.6 Total Public Float (MM) 39.3 NA NA 2,028.5 12.2 98.6 59.8 2,297.8 3,732.5 605.2 1,109.2 79.2 % of Total Shares Outstanding 40.4% NA NA 100.0% 92.0% 82.7% 71.1% 73.0% 98.8% 88.0% 80.7% 77.8% Institutional Holdings (MM) 49.3 571.2 0.0 1,341.6 8.8 110.7 68.6 1,748.3 3,037.1 495.6 743.1 303.2 % of Total Shares 50.6% 76.7% 0.0% 66.1% 66.6% 92.9% 81.6% 55.5% 80.4% 72.0% 64.3% 69.3% Outstanding % of Total Public Float 125.5% NA NA 66.1% 72.5% 112.3% 114.7% 76.1% 81.4% 81.9% 91.3% 78.7% Average Weekly Trading Volume (MM) 0.44 0.13 0.00 11.40 0.06 0.72 0.64 7.87 31.07 2.61 5.47 0.68 % of Total Shares 0.4% 0.0% 0.0% 0.6% 0.5% 0.6% 0.8% 0.2% 0.8% 0.4% 0.4% 0.4% Outstanding % of Total Public Float 1.1% NA NA 0.6% 0.5% 0.7% 1.1% 0.3% 0.8% 0.4% 0.6% 0.5% $ 0.78 Average Daily Trading Volume (MM) 0.05 0.36 0.00 5.56 0.02 0.59 0.29 3.68 16.96 1.08 2.86 0.47 Implied Daily Liquidity ($MM) $ 0.5 $11.0 $0.0 $ 189.4 $0.3 $6.0 $6.6 $ 79.5 $ 307.2 $40.8 $64.1 $8.8 (Avg. Daily Volume x Current Price) Source: CapitalIQ & Bloomberg.

Public Price Approach ANALYST ESTIMATES — PRE ANNOUNCEMENT Opening Price 2007E 2008E 2007E 2008E on Date of 2007E 2008E Revenue Revenue EBITDA &nb sp; EBITDA Analyst Date of Report Report Target Price View 2007E EPS 2008E EPS 2007E P/E 2008E P/E EV / EBITDA &nbs p; EV / EBITDA ($MM) ($MM) ($MM) ($MM) Bear Stearns 23-Feb-07 $13.79 NA Peer Perform $0.21 $0.28 65.7x 49.3x 22.4x 19.4x $224.1 $238.7 $61.3 $ 70.9 Cathay Financia 5-Mar-07 $12.11 $18.00 Outperform NA NA NA NA NA NA & nbsp; NA NA NA ; NA Craig Hallum 5-Feb-07 $12.80 $20.00 Buy $0.18 $0.28 70.8x 45.5x 21.5x 15.9x $241.0 $285.7 $61.9 $ 83.6 High $13.79 $20.00 $0.21 $0.28 70.8x 49.3x 22.4x 19.4x $241.0 $285.7 $61.9 $ 83.6 Low $12.11 $18.00 $0.18 $0.28 65.7x 45.5x 21.5x 15.9x $224.1 $238.7 $61.3 $ 70.9 Median $12.80 $19.00 $0.20 $0.28 68.3x 47.4x 22.0x 17.7x $232.6 $262.2 $61.6 $ 77.3 Mean $12.90 $19.00 $0.20 $0.28 68.3x 47.4x 22.0x 17.7x $232.6 $262.2 $61.6 $ 77.3 CKX, Inc. Projections (1) 18.5x 11.8x $238.0 $276.5 $72.3 $113.8 Deviation from Mean Analyst Projections 2.4% 5.5% 17.3% 47.4% Footnotes: (1) Based on offer price of $13.75 per share.

Public Price Approach ANALYST ESTIMATES — PRE ANNOUNCEMENT Price on Date of Analyst Date of Report Report View Target Price Craig-Hallum 2-Apr-07 $11.07 Buy $20.00 Cathay Financial 5-Mar-07 $12.03 Outperform $18.00 Bear Stearns 10-May-07 $11.29 Peer Perform NA Commentary “The recent activity of the stock may not reflect it, but our sense is that CKX had a relatively decent first quarter. 19 Entertainment is drawing most of the focus, and rightly so given the seasonality of the businesses and mindshare of American Idol as the season progresses and contestant numbers dwindle, but we believe the Presley Business and Muhammad Ali Business likely displayed strong performance as well.” “The attractiveness of CKXE shares depends on the investor’s conviction in management’s ability to identify and exploit incremental growth vehicles. If CKXE can execute on current plans, but no longer find value creation opportunities, then shares of CKXE are currently fairly valued. However, we believe that management can continue to create value and we conclude that the stock is cheap, even using our conservative estimates. Accordingly, we assign an Outperform rating.” “While we applaud CKX’s creativity in devising new ways to profit from existing content, we would also note that some of these new initiatives are unproven (i.e., telephony revenues) and therefore lack visibility. At 18.4x this year and 15.8x next year’s EBITDA, the stock reflects significant growth, and successful execution, both on new business initiatives as well as on the acquisition front. We are not prepared to give the company credit for potential acquisitions or investments that have not been clarified. Clarification of internal investment opportunities or acquisitions could improve our view.”

Public Price Approach ANALYST ESTIMATES — POST ANNOUNCEMENT Opening 2007E 2008E 2007E 2008E 2007E 2008E Date of Price on Date EV / EV / Revenue Revenue EBITDA EBITDA Analyst Report of Report Target Price View 2007E EPS 2008E EPS 2007E P/E 2008E P/E EBITDA &n bsp;EBITDA ($MM) ($MM) ($MM) ( $MM) Bear Stearns 15-Aug-07 $11.22 NA Peer Perform $0.10 $0.30 112.2x 37.4x 17.5x 15.6x $248.8 $264.0 $63.1 $ 77.3 Craig Hallum (1) 27-Aug-07 $11.83 $14.75 Buy $0.13 $0.29 91.0x 40.8x 22.3x 15.9x $244.3 $290.2 $60.6 $ 84.9 High $11.83 $14.75 $0.13 $0.30 112.2x 40.8x 22.3x 15.9x $248.8 $290.2 $63.1 $ 84.9 Low $11.22 $14.75 $0.10 $0.29 91.0x 37.4x 17.5x 15.6x $244.3 $264.0 $60.6 $ 77.3 Median $11.53 $14.75 $0.12 $0.30 101.6x 39.1x 19.9x 15.8x $246.6 $277.1 $61.9 $ 81.1 Mean $11.53 $14.75 $0.12 $0.30 101.6x 39.1x 19.9x 15.8x $246.6 $277.1 $61.9 $ 81.1 CKX, Inc. Projections (2) 20.9x 12.8x $247.3 $276.5 $67.5 $ 109.9 Deviation from Mean Analyst Projections 0.3% -0.2% 9.1% 35.5% Footnotes: (1) EV/EBITDA multiples for 2007E and 2008E calculated using an enterprise value based on the buyout amount of 1.35 billion. (2) Based on offer price of $13.75 per share.

Public Price Approach ANALYST ESTIMATES — POST ANNOUNCEMENT Price on Date of Analyst Date of Report Report View Target Price Craig-Hallum 27-Aug-07 $11.83 Buy $14.75 Bear Stearns 15-Aug-07 $11.22 Peer Perform NA Commentary “If management really wants to get this deal done it most likely could by contributing more equity. Mr. Sillerman could add another $260 million in equity just by kicking in more of his CKX stock and could self fund a considerable amount of additional equity out of his personal funds if necessary as well. Collectively, if Sillerman and CKX’s management, along with Huff, rolled over their entire equity position, the company would have $811 million in equity (59 million shares at $13.75) leaving as little as
$622 million in debt to be funded ($1.35 billion cash plus $100 million in debt).” “With CKX trading at a 20% discount to its takeout price, we believe the market is placing a low probability on CKX receiving financing commitments by late September to go private. We see upside of 22%-26% (or 50% annualized) with a deal ($13.75-$14.15), and downside of 7%-20% ($9.00-$10.50) if no deal is struck. We believe the company is considering changing the debt/equity ratio, in order to reduce the leverage of the entity upon going private.”

Valuation of License Agreements

Valuation of License Agreements LICENSING TRANSACTION MINIMUM GUARANTEES/ROYALTIES VALUATION SUMMARY (figures in millions) Indicated Segment Discounted Cash Flow Summary Value Range Minimum Guarantees/Royalties — EPE (1) $135.0 — $160.0 Percentage Allocated to the Company @ 85% 114.8 — 136.0 Minimum Guarantees — MAE $ 12.0 — $ 15.0 Percentage Allocated to the Company @ 80% 9.6 — 12.0 Indicated Value Range (rounded) $124.0 — $148.0
Selected Value (rounded) $136.0 1 Based on the greater of minimum guarantees under the EPE License Agreement or the implied royalties to the Company based on financial projections for the Phase I development only of FX Luxury.

Valuation of License Agreements DISCOUNTED CASH FLOW VALUATION — EPE1 (figures in millions) Projected FYE December 31, 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Revenue $ 0.0 $ 9.0 $ 9.0 $ 9.0 $ 30.3 $ 32.1 $ 34.2 $ 35.1 $ 36.0 $ 37.0 Revenue Growth % NA NA 0.0% 0.0% 236.3% 6.0% 6.5% 2.7% 2.7% 2.7% Add: Adjustments — — — — — — — — — - Adjusted EBIT $ 0.0 $ 9.0 $ 9.0 $ 9.0 $ 30.3 $ 32.1 $ 34.2 $ 35.1 $ 36.0 $ 37.0 EBIT Margin % NA 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Less: Taxes — 3.6 3.6 3.6 12.1 12.8 13.7 14.0 14.4 14.8 Debt-Free Earnings $ 0.0 $ 5.4 $ 5.4 $ 5.4 $ 18.2 $ 19.2 $ 20.5 $ 21.0 $ 21.6 $ 22.2 Less: Capital Expenditures — — — — — — — — — - Less: Working Capital Requirements — — — — — — — — — - Add: Depreciation and Amortization — — — — — — — — — - Total Net Investment — — — — — — — — — - Net Debt-Free Cash Flows $ 0.0 $ 5.4 $ 5.4 $ 5.4 $ 18.2 $ 19.2 $ 20.5 $ 21.0 $ 21.6 $ 22.2 Discount Period 0.21 0.92 1.92 2.92 3.92 4.92 5.92 6.92 7.92 8.92 Discount Factor @ 13.0% 0.97 0.89 0.79 0.70 0.62 0.55 0.49 0.43 0.38 0.34 Present Value of Net Debt-Free Cash Flows $ 0.0 $ 4.8 $ 4.3 $ 3.8 $ 11.3 $ 10.6 $ 9.9 $ 9.0 $ 8.2 $ 7.5 Sensitivity Analysis: Enterprise Value 0.5% 0.5% 0.5% Gordon Growth Rate $146.269 2.0% 2.5% 3.0% 3.5% 4.0% Rate 12.0% $ 155.2 $ 160.0 $ 165.3 $ 171.2 $ 177.8 12.5% $ 146.5 $ 150.7 $ 155.3 $ 160.4 $ 166.1 Discount 13.0% $ 138.6 $ 142.3 $ 146.3 $ 150.7 $ 155.6 13.5% $ 131.4 $ 134.6 $ 138.2 $ 142.0 $ 146.3 14.0% $ 124.8 $ 127.7 $ 130.8 $ 134.2 $ 138.0 Indicated Enterprise Value $ 135.0 — $ 160.0 DCF Assumptions Discount Rate 13.0% Tax Rate 40.0% Terminal Value Assumptions 2016 Cash Flow (3.0% Growth Rate) $22.9 Gordon Growth Rate 3.0% Terminal Value $228.7 Discount Period 8.92 Discount Factor @ 13.0% 0.34 PV of Terminal Value $76.9 Distribution of Value Period Cash Flow 47.4% Terminal Cash Flow 52.6% Total 100.0% Implied Analyses LTM EBITDA Multiple NA NFY EBITDA Multiple NA Implied Terminal Multiple 7.1x 1 Based on the greater of minimum guarantees under the EPE license agreement or the implied royalties to the Company based on financial projections for the phase I development only of FX Luxury.

Valuation of License Agreements DISCOUNTED CASH FLOW VALUATION — MAE1 (figures in millions) Projected FYE December 31, 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Revenue $ 0.0 $ 1.0 $ 1.0 $ 1.0 $ 2.0 $ 2.0 $ 2.0 $ 3.0 $ 3.0 $ 3.0 $ 3.0 Revenue Growth % NA NA 0.0% 0.0% 100.0% 0.0% 0.0% 50.0% 0.0% 0.0% 0.0% Add: Adjustments — — — — — — — — — — - Adjusted EBIT $ 0.0 $ 1.0 $ 1.0 $ 1.0 $ 2.0 $ 2.0 $ 2.0 $ 3.0 $ 3.0 $ 3.0 $ 3.0
EBIT Margin % NA 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Less: Taxes — 0.4 0.4 0.4 0.8 0.8 0.8 1.2 1.2 1.2 1.2 Debt-Free Earnings $ 0.0 $ 0.6 $ 0.6 $ 0.6 $ 1.2 $ 1.2 $ 1.2 $ 1.8 $ 1.8 $ 1.8 $ 1.8 Less: Capital Expenditures — — — — — — — — — — - Less: Working Capital Requirements — — — — — — — — — — - Add: Depreciation and Amortization — — — — — — — — — — - Total Net Investment — — — — — — — — — — - Net Debt-Free Cash Flows $ 0.0 $ 0.6 $ 0.6 $ 0.6 $ 1.2 $ 1.2 $ 1.2 $ 1.8 $ 1.8 $ 1.8 $ 1.8 Discount Period 0.21 0.92 1.92 2.92 3.92 4.92 5.92 6.92 7.92 8.92 9.92 Discount Factor @ 13.0% 0.97 0.89 0.79 0.70 0.62 0.55 0.49 0.43 0.38 0.34 0.30 Present Value of Net Debt-Free Cash Flows $ 0.0 $ 0.5 $ 0.5 $ 0.4 $ 0.7 $ 0.7 $ 0.6 $ 0.8 $ 0.7 $ 0.6 $ 0.5 Sensitivity Analysis: Enterprise Value 0.5% 0.5% Gordon Growth Rate $13.044 4.0% 4.5% 5.0% 5.5% 6.0% Rate 12.0% $ 13.9 $ 14.5 $ 15.1 $ 15.8 $ 16.7 12.5% $ 13.0 $ 13.5 $ 14.0 $ 14.6 $ 15.3 Discount 13.0% $ 12.2 $ 12.6 $ 13.0 $ 13.5 $ 14.1 13.5% $ 11.5 $ 11.8 $ 12.2 $ 12.6 $ 13.1 14.0% $ 10.8 $ 11.1 $ 11.5 $ 11.8 $ 12.2 Indicated Enterprise Value $ 12.0 — $ 15.0 DCF Assumptions Discount Rate 13.0% Tax Rate 40.0% Terminal Value Assumptions 2017 Cash Flow (5.0% Growth Rate) $1.9 Gordon Growth Rate 5.0% Terminal Value $23.6 Discount Period 9.92 Discount Factor @ 13.0% 0.30 PV of Terminal Value $7.0 Distribution of Value Period Cash Flow 46.1% Terminal Cash Flow 53.9% Total 100.0% Implied Analyses LTM EBITDA Multiple NA NFY EBITDA Multiple NA Implied Terminal Multiple 11.8x 1 Based on the minimum guarantees under the MAE license agreement; financial projections for MAE properties have not been provided.